Exhibit 4.1
                                                                     -----------


                                   SUPPLEMENT
                                       TO
                        SERIES SUPPLEMENT, SERIES 2001-9
                        --------------------------------


                  THIS SUPPLEMENT, dated as of March 27, 2001 (this "Supplement"), to the Series Supplement, dated as of March 14, 2001, (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate-Backed Trust Certificates, Series 2001-9.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


                  1.Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust (a) an additional $4,000,000 of 7.40% Underlying Securities and (b) an additional $2,017,000 of 7.45% Underlying Securities. The Trust hereby issues an additional 216,372 Certificates with an initial aggregate Certificate Principal Amount of $5,409,300 (the "Additional Certificates") and an additional 216,372 Call Warrants (the "Additional Call Warrants"). The Additional Certificates and the Additional Call Warrants shall have an original issue date of even date herewith but the Certificates shall accrue interest from March 14, 2001. The descriptions of the 7.40% Underlying Securities, the 7.45% Underlying Securities, the Call Warrants and the Certificates in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis.

                  2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

                  3. Counterparts. This Supplement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

                  4. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                          LEHMAN ABS CORPORATION

                          By:
                             ----------------------------------------------
                               Name:
                               Title:


                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity
                                       but solely as Trustee on behalf
                                       of the Corporate Backed Trust
                                       Certificates Series, 2001-9
                                       Trust



                          By:
                             ----------------------------------------------
                               Name:
                               Title:










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